EXHIBIT 10.2

AMENDMENT NO. 4 TO LOAN AGREEMENT

This Amendment No. 4 to Loan Agreement (this “Amendment”), dated as of March 29, 2002, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of October 31, 2000 among Korn/Ferry International, a Delaware corporation (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Section 6.5—Distributions. Subsection 6.5(b) is hereby amended and restated in full to read as follows:

“(b) Distributions consisting of the acquisition by Borrower of shares of its common stock from employees or dividends paid to such employees in the form of shares of common stock, provided that, (i) the aggregate amount of any such Distributions does not exceed $1,000,000 in any Fiscal Year and (ii) in each case giving effect to the making of such Distributions, no Default or Event of Default exists or would result therefrom; and”

2. Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, after giving effect to this Amendment, each representation and warranty made by Borrower in Article 4 of the Loan Agreement is true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof (other than any representations and warranties which, by their terms, relate solely to a particular date, in which case the same were true and correct on that date);

(b) Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that after giving effect to this Amendment, no Default or Event of Default has occurred and remains continuing; and

(c) Borrower has no Significant Subsidiaries which are formed under the laws of the United States of America or its political subdivisions which are not Guarantors of the obligations under the Loan Agreement.

3. Effectiveness. This Amendment shall become effective on such date as the Administrative Agent shall have received duly executed counterparts of this Amendment.

4. Exhibit B—Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby amended and restated in full in the form of Annex I attached to this Amendment.

5. Confirmation. In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

[Remainder of this page intentionally left blank—Signature Pages follow]

IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

KORN/FERRY INTERNATIONAL, a Delaware corporation

By:	/s/ PETER L. DUNN
Name: Peter L. Dunn
Title: General Counsel

BANK OF AMERICA, N.A., as Administrative Agent and sole Lender

By:	/s/ RONALD J. PARISI
Name: Ronald J. Parisi
Title: Senior Vice Preisdent

The undersigned guarantor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 4 to Loan Agreement (“Amendment No. 4”). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document. The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

The undersigned further agrees that its consent is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to enter into the Amendment No. 4.

KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation

By:	/s/ PETER L. DUNN
Name: Peter L. Dunn
Title: Director

S-1

ANNEX I

COMPLIANCE CERTIFICATE

A-1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: BANK OF AMERICA, N.A.

Reference is made to the Loan Agreement dated as of October 31, 2000 by and among KORN/FERRY INTERNATIONAL, a Delaware corporation (“Borrower”), the Lenders referred to therein and Bank of America, N.A., as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Loan Agreement.

I,                         , hereby certify that I am a Senior Officer of Borrower, and that as of the last day of the Fiscal Quarter ended                              (the “Test Date”):

I.    Section 6.5(b) and (d)—Distributions.

A.     During the Fiscal Year (or portion thereof) ending on the Test Date, the aggregate amount of Distributions consisting of the acquisition by Borrower of shares of its common stock from employees or dividends paid to such employees in the form of shares of common stock was $            .

Maximum Permitted: $1,000,000

B.     As of the Test Date, the aggregate amount of Distributions consisting of Permitted Stock Repurchases was $                    .

Maximum Permitted: $ 0

II.    Section 6.8(d) and (g)—Indebtedness and Contingent Obligations.

A.    As of the Test Date, the aggregate outstanding principal amount of Permitted Seller Indebtedness created, incurred, assumed or suffered to exist by Borrower and its Subsidiaries was $                    .

Maximum Permitted: $75,000,000

B.    As of the Test Date, the aggregate amount of unsecured Indebtedness (including, without limitation, Subordinated Obligations) created, incurred, assumed or suffered to exist by Borrower and its Subsidiaries, other than as allowed by Section 6.8(a) through 6.8(f), inclusive, was $                    .

Maximum Permitted: $10,000,000

C.    As of the Test Date, the aggregate amount of Indebtedness permitted by Section 6.8(d) and 6.8(g) which was incurred by Subsidiaries of Borrower was $                    .

Maximum Permitted: $45,000,000

III.    Section 6.9(d)—Liens; Negative Pledges; Sales and Leasebacks.

As of the Test Date, the amount of purchase money Liens securing Indebtedness permitted under Section 6.8(g) created, incurred, assumed or suffered to exist by Borrower and its Subsidiaries was $                    .

Maximum Permitted: $5,000,000

IV.    Section 6.10(b)—Transactions with Affiliates.

As of the Test Date and following the Closing Date the aggregate value of transactions between Borrower or its Subsidiaries and any officer or Affiliate of Borrower was $                    .

Maximum Permitted: $1,000,000

V.    Section 6.12—Fixed Charge Coverage Ratio.

As of the Test Date, the Fixed Charge Coverage Ratio (as calculated below) was                                            :1.00.

The Minimum Permitted Fixed Charge Coverage Ratio is as follows:

Fiscal Quarters Ending	Minimum Ratio
January 31, 2002	0.25:1.00
April 30, 2002	[0.20:1.00]*
July 31, 2002	0.20:1.00

*	It being understood that the bracketed ratio set forth opposite the date April 30, 2002 contains the negative number –0.20 in the numerator of the ratio.

Fixed Charge Coverage Ratio—Component Calculations.

As of the Test Date, the ratio of:

(a) the sum of (i) EBITDA for the four Fiscal Quarter period ending on the Test Date (as calculated below)	$
plus (ii) fees due in such period pursuant to the letter agreement referred to in Section 18 of Amendment No. 3 to the Loan Agreement	$
plus (iii) Restructuring Charges to the extent incurred in such period	$
minus (iv) Capital Expenditures paid in cash during such period but excluding amounts financed by Capital Leases and purchase money financing (provided, that for each Fiscal Quarter in the Fiscal Year ending April 30, 2001, this amount shall be fixed at $5,000,000 irrespective of actual Capital Expenditures, Capital Leases and purchase money financing)
$

minus (v) income taxes payable for that period	$

equals (a) [(i)+(ii)+(iii)-(iv)-(v)]	$

to:

(b) the sum of

(i) Interest Expense (including, without limitation, Amendment Fees) paid in cash during such fiscal period	$

plus (ii) the Amortization Adjustment for such fiscal period	$

plus (iii) all principal payments (including, without limitation, all scheduled payments and any prepayments) on all Indebtedness of Borrower and its Subsidiaries during such fiscal period	$

plus (iv) commencing with the Fiscal Quarter ending July 31, 2001, the aggregate principal amount paid during such fiscal period with respect to Permitted Stock Repurchases
(it being understood that no “Permitted Stock Repurchases” shall be permitted following December 31, 2001)
$

equals (b) [(i)+(ii)+(iii)+(iv)]		$

equals Fixed Charge Coverage Ratio [(a)÷(b)]		:1.00

VI. Section 6.13—Leverage Ratio: The Leverage Ratio (as calculated below) was             :1.00.

The Maximum Permitted Leverage Ratio is as follows:

Fiscal Quarters Ending	Maximum Ratio

January 31, 2002	3.10:1.00

April 30, 2002	10.15:1.00

July 31, 2002	4.25:1.00

Leverage Ratio — Component Calculations.

(a) Total Funded Debt of Borrower and its Subsidiaries as of the Test Date (as calculated below)		$

divided by (b) the sum of (i) EBITDA of Borrower and its Subsidiaries for the fiscal period consisting of the Test Fiscal Quarter and the three immediately preceding Fiscal Quarters (the “Test Period”) (as calculated below)
$

plus (ii) Restructuring Charges for such period	$

equals (b) [(i)+(ii)]		$

equals Leverage Ratio [(a)÷(b)]			:1.00

Total Funded Debt of Borrower and its Subsidiaries — Component Calculations.

In the above computation, Total Funded Debt of Borrower and its Subsidiaries as of the Test Date is (without duplication) the sum of the following, determined on a consolidated basis for Borrower and its Subsidiaries:

(a) all outstanding principal Indebtedness of Borrower and its Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Subsidiaries) on the Test Date	$

plus (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Subsidiaries on the Test Date	$

plus (c) all obligations in respect of letters of credit or other similar instruments for which Borrower or any of its Subsidiaries are account parties or are otherwise obligated	$

plus (d) the aggregate amount of all Contingent Obligations and other similar contingent obligations of Borrower and its Subsidiaries with respect to any of the foregoing	$

plus (e) any obligations of Borrower or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of Borrower or its Subsidiaries, other than Permitted Encumbrances
$

equals Total Funded Debt [(a)+(b)+(c)+(d)+(e)]	$

EBITDA—Component Calculations.

EBITDA for the Test Period was calculated as follows, in each case as determined on a consolidated basis for Borrower and its Subsidiaries, in accordance with Generally Accepted Accounting Principles:

(a) Net Income (or net loss) for the Test Period		$

plus (b) without duplication and to the extent deducted from revenues in determining Net Income (or net loss), the sum of:

(i) the aggregate amount of Interest Expense for the Test Period	$

plus (ii) the aggregate amount of income tax expense for the Test Period	$

plus (iii) all amounts attributable to amortization and depreciation for the Test Period	$

plus (iv) non-cash charges during such period which do not reflect cash expenditures and which are not expected to result in cash expenditures during the term of the Loan Agreement	$

equals (b) [(i)+(ii)+(iii)+(iv)]		$

minus (c) the sum without duplication and to the extent added to revenues in determining Net Income for such period:

(i) non-cash gains during the Test Period	$

plus (ii) gains (or minus losses) on sales of fixed assets during the Test Period	$

equals (c) [(i)+(ii)]		$

equals EBITDA [(a)+(b)-(c)]		$

VII. Section 6.14—Minimum Quick Ratio: As of the Test Date, the Quick Ratio (as calculated below) was                 : 1.00

The Minimum Permitted Quick Ratio is as follows:

Fiscal Quarters Ending	Minimum Ratio

January 31, 2002	0.72:1.00

April 30, 2002	0.78:1.00

July 31, 2002	0.74:1.00

Quick Ratio Component Calculations.

As of the Test Date, the ratio of:

(a) the sum of (i) Borrower’s and its Subsidiaries’
current Cash and Cash Equivalents	$

plus (ii) marketable securities plus
trade accounts receivable		$

equals (a) [(i) +(ii)]			$

to (b) the sum of (i) the current liabilities
of Borrower and its Subsidiaries		$

plus (ii) to the extent not included in current liabilities, the aggregate outstanding principal amount of the outstanding loans under the Loan Agreement plus the aggregate effective face amount of all outstanding letters of credit (whether outstanding under the Loan Agreement or otherwise), in each case, as determined in accordance with Generally Accepted Accounting Principles, consistently applied
$

equals (b) [(i) + (ii)]			$

equals [(a)÷(b)]				:1:00

VIII. Section 6.15—Foreign Subsidiaries. (Apply only so long as the conditions set forth in Section 8.3 of the Loan Agreement have not been satisfied).

As of the Test Date, the aggregate amount of Cash, Cash Equivalents and marketable securities held by the Foreign Subsidiaries was $                .

The Maximum Permitted holdings are as follows:

Time Period	Maximum Permitted

Closing Date through and including August 1, 2001	$80,000,000

August 2, 2001 and thereafter	$45,000,000

IX. I further certify that the calculations made and the information contained or incorporated herein are derived from the books and records of Borrower and its Subsidiaries, as applicable, and that each and every matter contained or incorporated herein correctly reflects those books and records.

IN WITNESS WHEREOF, I have signed this Certificate on this              day of             , 200_.

KORN/FERRY INTERNATIONAL, a Delaware corporation

By:
Name: Title: